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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 17, 2000


                               vFINANCE.COM, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                     1-11454-03              58-1974423
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
    of incorporation)                                      Identification No.)


3300 PGA Blvd., Suite 810
Palm Beach Gardens, FL                                           33410
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(Address of principal executive offices)                      (Zip Code)


                                 (305) 374-0282
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              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On August 17, 2000 (the "Closing Date"), vFinance.com, Inc. (the "Company") completed the sale of 1,166,667 shares of its common stock, par value $0.01 per share ("Common Stock"), and rights to acquire up to 1,166,667 shares of its Common Stock at a purchase price of $3.00 per share to certain institutional investors. The total gross proceeds to the Company from this transaction were $3,500,000. The rights to acquire the Common Stock are exercisable for a period commencing six months from, and expiring one year after, the Closing Date.

         This round of financing was the second tranche of the transaction discussed in the Company's Form 8-K filed April 13, 2000. The investors were committed to complete this second tranche of financing following the effectiveness of the Company's Registration Statement on Form SB-2 on July 31, 2000.

         The Common Stock and Warrants Purchase Agreement, along with other documents relevant to this transaction, were filed as exhibits to the Company's Form 8-K filed April 13, 2000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (A) FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION.

         Not Applicable.

         (B) EXHIBITS.

         None





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     vFINANCE.COM, INC.


                                     /s/ Leonard J. Sokolow
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Date: August 24, 2000                Leonard J. Sokolow, Chief Executive Officer






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